Exhibit 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Puget Energy, Inc., a Washington corporation, unless and until a Reporting Person shall give written notice to the other Reporting Persons that it wishes to make separate Schedule 13D filings. The undersigned hereby further agree that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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SIGNATURES
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 3rd day of October 2008.
PUGET HOLDINGS LLC (f/k/a PADUA HOLDINGS LLC)

By:	/s/ Christopher Leslie

Name:	Christopher Leslie
Title:	Manager
MACQUARIE INFRASTRUCTURE PARTNERS A, L.P., by its general partner MACQUARIE INFRASTRUCTURE PARTNERS U.S. GP LLC, by its manager and attorney-in-fact MACQUARIE INFRASTRUCTURE PARTNERS INC.

By:	/s/ Christopher Leslie

Name:	Christopher Leslie
Title:	Authorized person

By:	/s/ Mark Wong

Name:	Mark Wong
Title:	Authorized person
MACQUARIE INFRASTRUCTURE PARTNERS CANADA, L.P., by its general partner MACQUARIE INFRASTRUCTURE PARTNERS CANADA GP LTD, by its manager and attorney-in-fact MACQUARIE INFRASTRUCTURE PARTNERS INC.

By:	/s/ Christopher Leslie

Name:	Christopher Leslie
Title:	Authorized person

By:	/s/ Mark Wong

Name:	Mark Wong
Title:	Authorized person

MACQUARIE INFRASTRUCTURE PARTNERS INTERNATIONAL, L.P., by its general partner MACQUARIE INFRASTRUCTURE PARTNERS U.S. GP LLC, by its manager and attorney-in-fact MACQUARIE INFRASTRUCTURE PARTNERS INC.

By:	/s/ Christopher Leslie

Name:	Christopher Leslie
Title:	Authorized person

By:	/s/ Mark Wong

Name:	Mark Wong
Title:	Authorized person
MACQUARIE FSS INFRASTRUCTURE TRUST

By:	MACQUARIE SPECIALISED ASSET MANAGEMENT LIMITED in its capacity as trustee of MACQUARIE FSS INFRASTRUCTURE TRUST

By:	/s/ Gregory Osborne

Name:	Gregory Osborne
Title:	Chief Executive Officer
PADUA MG HOLDINGS INC.

By:	/s/ Alan James

Name:	Alan James
Title:	Director

By:	/s/ Robinson Kupchak

Name:	Robinson Kupchak
Title:	Director
MACQUARIE ASSET FINANCE LIMITED

By:	/s/ Mark Ferrier

Name:	Mark Ferrier
Title:	Director

By:	/s/ Robert Upfold

Name:	Robert Upfold
Title:	Director
CPP INVESTMENT BOARD (USRE II), INC.

By:	/s/ Mark D. Wiseman

Name:	Mark D. Wiseman
Title:	Authorized Signatory

By:	/s/ Graeme F. Bevans

Name:	Graeme F. Bevans
Title:	Authorized Signatory

6860141 CANADA INC. as Trustee for PADUA INVESTMENT TRUST

By:	/s/ Lincoln Webb

Name:	Lincoln Webb
Title:	President
PIP2PX (PAD) LTD

By:	/s/ William McKenzie

Name:	William McKenzie
Title:	President and Director
PIP2GV (PAD) LTD

By:	/s/ William McKenzie

Name:	William McKenzie
Title:	President and Director

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